DocuSign Envelope ID: 6F9C8C9F-EBF9-4275-BCC7-C478EBD2C544 THIRD AMENDMENT TO LEASE THIS THIRD AMENDMENT TO LEASE ("Third Amendment"), dated as of the 9th day of November, 2020 (the "Effective Date"), is between CLPF-475 BRANNAN STREET, L.P., a Delaware limited partnership ("Landlord") and FAS TL Y, INC., a Delaware corporation ("Tenant"). R E CIT A L S A. Landlord and Tenant entered into that certain Office Lease dated August 22, 2014 (the "Original Lease"), that certain First Amendment to Lease dated May 27, 2015 (the "First Amendment"), and that certain Second Amendment to Lease dated March 11, 2019 (the "Second Amendment"), pursuant to which Landlord leased unto Tenant and Tenant leased from Landlord approximately 71,343 rentable square feet of space described as Suites 200, 300, 320 and 330, and the Deck Area (collectively, the "Premises") located on the second and third floors of the building commonly known as 475 Brannan Street, San Francisco, California (the "Building"). The Original Lease, the First Amendment, and the Second Amendment are collectively referred to herein as the "Lease". B. Landlord and Tenant desire to amend the Lease as set forth in this Third Amendment. AGREEMENT NOW, THEREFORE, for and in consideration of the facts mentioned above, the mutual promises set forth below and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto do agree as follows: 1. Effective Date. This Third Amendment shall be effective as of the Effective Date. 2. Capitalized Terms. All capitalized terms used in this Third Amendment which are not defined herein shall have the meanings for such terms which are set forth in the Lease. 3. Extension Improvements. Tenant has requested additional time to complete the Extension Improvements. Landlord is willing to provide Tenant additional time to complete the Extension Improvements. As such, Landlord and Tenant agree that the eighth and ninth sentences of Paragraph 2.3 of Exhibit "C" to the Second Amendment shall be deleted and replaced with the following: "Tenant shall make all applications to Landlord for payment from the Extension Allowance, including the Retainage, and submit the completed Closing Binder to Landlord, not later than January 31, 2023. Landlord shall have no obligation to pay any portion of the Extension Allowance if an application therefor in material compliance with this Paragraph 2.3 has not been made by January 31, 2023." 4. Accessibility Disclosure. Pursuant to California Civil Code 1938, Landlord hereby advises Tenant that the Premises have not undergone inspection by a Certified Access Specialist and Tenant hereby acknowledges that the Premises have not been certified to meet all construction related accessibility standards pursuant to Civil Code Section 55.53. Pursuant to California Civil Code l 938(e): "A Certified Access Specialist (CASp) can inspect the subject premises and 1 - Third Amendment to Lease 13016-007 Fastly Third Amendment Exhibit 10.2